                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          June 8, 2001 (May 25, 2001)
                          ---------------------------
                Date of report (Date of earliest event reported)

                      INTERNATIONAL FUEL TECHNOLOGY, INC.
                      -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

        000-25367                                        88-0357508
        ---------                                        ----------
 (Commission File Number)                     (IRS Employer Identification No.)

7777 Bonhomme, Suite 1920, St. Louis, Missouri                        63105
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   (Address of Principal Executive Offices)                         (Zip Code)

                                 (314) 727-3333
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
                                      ---
         (Former Name or Former Address, if Changed Since Last Report)
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                      INTERNATIONAL FUEL TECHNOLOGY, INC.


                                    FORM 8-K

Item 2: Acquisition or Disposition of Assets.

     Based on the terms of a Share Purchase Agreement Between International Fuel Technology, Inc. and the Shareholders of Interfacial Technologies (UK) Limited (the "Share Purchase Agreement"), on May 25, 2001 IFT issued 21,000,003 common shares to the shareholders of Interfacial Technologies (UK) Ltd. ("Interfacial"), to acquire all of Interfacial's outstanding common stock. The individual shareholders of Interfacial are Christine Bedford, Mathew Bedford, Richard Bedford, Russell Bedford, Victoria Bedford, Derek Cox, Cliff Hazel, John Hoban, Trudy Kirk, Simon Orange, Geoffrey Robinson, Terence Tratalos, Adrian Tratalos, Ian Williamson and Adrian Tratalos, as nominee. The purchase price of approximately $6,750,000 has been paid by the issuance of 12,500,001 IFT common shares. Stock certificates totaling 12,500,001 common shares were delivered to the Interfacial shareholders on May 25, 2001. Stock certificates for the remaining 8,500,002 common shares, valued at approximately $4,590,000, were placed in an escrow account subject to a performance escrow agreement that provides for the release of the stock certificates to the Interfacial shareholders based on the achievement of certain revenue levels by IFT within two years following May 25, 2001. Revenues equal to, or more than, $3,500,000 for the one year period ending May 24, 2002, or revenues equal to, or more than, $10,000,000 for the two year period ending May 24, 2003 will result in all of the stock certificates for the 8,500,002 common shares being released to the Interfacial shareholders. Revenues more than $5,000,000 but less than $10,000,000 for the two year period ending May 24, 2003 will result in a portion, as determined by a formula in the performance escrow agreement, of the stock certificates for the 8,500,002 common shares being released to the Interfacial shareholders. IFT has agreed to file a registration statement with the Securities and Exchange Commission to register 2,000,000 of the common shares issued to the Interfacial shareholders by July 24, 2001. In connection with the closing of this transaction three of the Interfacial shareholders have been appointed to International Fuel Technology's board of directors.

     The acquisition will be accounted for using the purchase method of accounting, with substantially all of the purchase price being allocated to intangible assets which are subject to amortization. The intangible assets are expected to be comprised primarily of patents, technology and goodwill.

Business
--------

     International Fuel Technology is seeking to commercialize a fuel formulation whose derivative products enable diesel and gasoline engines to emit lower levels of harmful pollutants such as nitrous oxides (NOx) and particulate matter (PM) while increasing engine efficiency. The company's objective to seek partners for the distribution of its products on a worldwide basis through the licensing of its technology. With the increasing pressure from public and private efforts around the world to reduce the level of harmful engine emissions, International Fuel Technology believes that its products are poised to be at the leading edge of technologies that are adopted as part of the effort to clean up the environment.

     Interfacial's technology and industry relationships combined with IFT's management team and capital should enable the company to form the kinds of relationships crucial to penetrating commercial markets around the globe.

     IFT will pursue a strategy for Interfacial's products based on securing partners either in the form of licensing agreements or distribution agreements. With the existing sales and marketing infrastructure that already exists around the world of the sale of fuel additives and lubricants, IFT believes it will be able to immediately plug Interfacial's technology into this marketplace.

     IFT should also benefit from the relationship Interfacial is working to develop with a specialty chemical manufacturer who would be the exclusive manufacturer of Interfacial's formulation. This potential manufacturing partner is known throughout the world for its expertise and quality, and in addition may be able to help IFT with commercialization efforts through the relationships they have established over time with companies who are natural partners for IFT.

     The pipeline of new products being developed by Interfacial will mesh well with the relationships IFT establishes. IFT can get new products to market in a shorter timeframe and in a more comprehensive way through the careful selection of its' market partners. The companies IFT would consider as partners include those along the value chain from the refining and blending of fuel additives, to global and regional sales distribution companies.

     Interfacial was incorporated in the United Kingdom on May 15, 2000. Interfacial's principal activity is that of developing technology to improve fuel. Interfacial has had no revenues to date and has raised capital for initial development through the issuance of its securities and promissory notes.

     The foundation of Interfacial's formulation is based on a series of established chemical technologies that when combined enable petroleum-based fuels to be combined in a perfect emulsion with several alternative fuel additives including ethanol and water.

     The commercial development of fuel reformulations using substances such as water and ethanol is in the initial stages. Interfacial will be targeting the diesel fuel industry in selected marketplaces around the world where significant pressures and benefits exist from regulatory authorities to promote immediate product acceptance. The combination of regulatory and private efforts using subsidies, tax credits, grant funds and a wide variety of other financial incentives are being used to promote the growth of the alternative fuel market. Critical to Interfacial's success is the targeting of specific industries including surface transportation, off-road/construction, commercial marine, and other industries where regulations are requiring significant reductions in harmful emissions levels.

     Interfacial intends to focus on two primary products: ethanol and water-blended fuels. These products fall under the reformulated or alternative fuel categories as established by the United States Environmental Protection Agency
(EPA) and various state regulatory agencies including the Air Resources Board of California (CARB).

     Interfacial has taken several important steps toward its objectives of finding strategic partners and then penetrating the aqueous and ethanol markets. A key element in its efforts is the recently completed testing regimen at Southwest Research Institute (SwRI), one of the leading independent emissions testing laboratories in the world. The testing at SwRI was oriented toward determining how the company's two product lines will impact emissions from a newer engine with a sophisticated electronic control mechanism. The results provide sufficient evidence for pursuit of extended discussions with potential strategic partners, as well as seeking candidates for live fleet trials.

     Interfacial is in the process of setting up efforts with several potential distribution partners. It has had multiple discussions with a company that had also conducted testing of its aqueous blend. Interfacial has also signed a confidentiality agreement with a regional distributor of fuel additives and lubricants in anticipation of pursuing a series of fleet trials with a company in California. The purpose of this effort will be to gauge live performance of both the aqueous and ethanol blends on a side-by-side basis.

Item 7:  Financial Statements and Exhibits.

     (a) No financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto, or by other acceptable regulatory filings, not later than 60 days after the date that this Current Report on Form 8-K must be filed.

     (b) No pro forma financial statements are filed herewith. The Registrant shall file financial statements by amendment hereto, or by other acceptable regulatory filings, not later than 60 days after the date that this Current Report on Form 8-K must be filed.

     (c) 2.2 Share Purchase Agreement with Shareholders of Interfacial Technologies (UK) Limited.
          10.7  Performance Escrow Agreement


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         INTERNATIONAL FUEL TECHNOLOGY, INC.



Date: June 8, 2001       By: /s/ Jonathan R. Burst
                            --------------------------------------------------
                             Jonathan R. Burst, Chief Executive Officer